Exhibit 99.1

Penn Virginia Announces CFO Transition

HOUSTON, July 1, 2019 - Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced that Steven A. Hartman, Senior Vice President, Chief Financial Officer and Treasurer (“CFO”), will be stepping down from his role. Mr. Hartman will continue as CFO until a successor is appointed and will assist in a smooth transition. The Company is initiating a comprehensive search to identify a permanent CFO.

“On behalf of the entire Board and management team, I want to thank Steve for his dedication to Penn Virginia and financial leadership over his years of service,” said John A. Brooks, President and Chief Executive Officer of Penn Virginia. “Steve has made significant contributions to the continued success of the Company during his role as CFO, including by guiding the Company through its restructuring and establishing its post-emergence financing and leaves the Company well-positioned to execute on its strategy. We are grateful that he has agreed to stay on until the Company identifies a successor and wish him all the best in the future.”

Mr. Hartman’s departure is not related to any financial performance, policy, or control issues or any disagreements on accounting or financial reporting matters.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Additional information concerning these and other factors can be found in the Company’s press releases and filings with the SEC. Many of the factors that will determine the Company’s future results are beyond the ability of management or the Board to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this release speak only as of the date of this release. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Contact

Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com